UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2013

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-348991
(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite 1700
Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2013, the Compensation Committee of the Board of Directors of First Internet Bancorp (the "Company") approved the issuance, as of January 1, 2014, of tandem awards of shares of restricted stock and deferred stock units to each of the Company's non-employee directors under the First Internet Bancorp 2013 Equity Incentive Plan (the "Plan"). Each award will have a grant date fair value of $20,000.00. The awards represent the non-cash component of the compensation payable for the directors’ service during 2014. The economic terms of the awards are substantially the same as the non-cash retainer compensation the non-employee directors received for 2013 in the form of restricted stock and director deferred stock rights under prior plans.

The number of shares of restricted stock or deferred stock units will be determined by dividing $20,000.00 by the closing price of the stock on January 1, 2014. Each director may choose to take the award in the form of restricted stock or deferred stock units (or a combination of them). If they choose restricted stock, the shares of restricted stock would vest monthly over 2014. If they choose deferred stock units, the units would vest over the same time, but the issuance of the shares of common stock underlying the award would be deferred until the time selected by the director (either 6 months after leaving the board or age 65). Cash dividends would be paid on unvested shares of restricted stock. For the stock units, the cash dividends would be converted into dividend equivalent rights that would result in additional stock units. Any shares payable as a share dividend or stock-split would be subject to the same terms as the award.

The foregoing description is qualified in its entirety by reference to the Plan and the First Internet Bancorp 2013 Equity Incentive Plan Tandem Award Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*	Form of First Internet Bancorp 2013 Equity Incentive Plan Tandem Award Agreement

*	Represents a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2013

FIRST INTERNET BANCORP

By:	/s/ Kay E. Whitaker
Kay E. Whitaker, Senior Vice President- Finance and
Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of filing
10.1	First Internet Bancorp 2013 Equity Incentive Plan Tandem Award Agreement	Filed herewith